Exhibit 8.1


                            SIDLEY AUSTIN BROWN & WOOD LLP

     BEIJING                     787 SEVENTH AVENUE               LOS ANGELES
      -----                   NEW YORK, NEW YORK 10019               -----
    BRUSSELS                   TELEPHONE 212 839 5300              NEW YORK
      -----                     FACSIMILE 212 839 5599               -----
    CHICAGO                        www.sidley.com                SAN FRANCISCO
      -----                                                          -----
     DALLAS                         FOUNDED 1866                   SHANGHAI
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     GENEVA                                                        SINGAPORE
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    HONG KONG                                                        TOKYO
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     LONDON                                                     WASHINGTON, D.C.



                                 April 1, 2004




Select Asset Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:


     We have acted as United States federal tax counsel to Select Asset Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). As described in the Registration Statement, the Company may form a trust or several trusts (each, a "Trust") which may each issue separate series of Trust Certificates (and may issue various classes of Certificates within any given series) pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectuses contained therein (the "Base Prospectus" and, together with the model Prospectus Supplement contained therein and the Registration Statement, the "Prospectus"), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.


      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Documents and Certificates as executed and delivered by the requisite signatures thereto will conform in substance and form in all material respects to the respective forms thereof examined by us,
(ii) timely compliance by all parties to the various Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Documents constitute all the agreements, understandings, and


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SIDLEY AUSTIN BROWN & WOOD LLP                                        NEW YORK


Select Asset Inc.
April 1, 2004
Page 2


arrangements between the parties thereto with respect to the transactions contemplated therein and the Certificates.

     As United States federal tax counsel to the Company, we have advised the Company with respect to the material United States federal income tax aspects of the proposed issuance of each series of Certificates pursuant to the Trust Agreement. The description of the material United States federal income tax consequences for holders of such Certificates that appears under the heading "Material Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement represents the opinion of United States federal tax counsel. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those United States federal income tax consequences which are discussed, it is the opinion of United States federal tax counsel that such description is correct in all material respects subject to the qualifications contained therein.

      This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates a series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                       Very truly yours,

                                       /s/ SIDLEY AUSTIN BROWN & WOOD LLP